                                                                     Exhibit 1.1
________________________________________________________________________________

        THIS CIRCULAR IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION
________________________________________________________________________________

IF YOU ARE IN ANY DOUBT about any of the contents of this circular, you should obtain independent professional advice.

IF YOU HAVE SOLD OR TRANSFERRED all your shares in China Eastern Airlines Corporation Limited, you should at once hand this circular to the purchaser or the transferee or to the bank, licensed securities dealer or other agent through whom the sale or transfer was effected for transmission to the purchaser or the transferee.

The Stock Exchange of Hong Kong Limited takes no responsibility for the contents of this circular, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this circular.

________________________________________________________________________________





                    [CHINESE CHARACTERS]
                    CHINA EASTERN AIRLINES CORPORATION LIMITED
           (LOGO) (A joint stock limited company incorporated in the People's Republic of China with limited liability)

                                (Stock code: 670)


                     PURCHASE OF SIX BOEING 737-700 AIRCRAFT
                            DISCLOSEABLE TRANSACTION




________________________________________________________________________________
                                                              13th January, 2005

________________________________________________________________________________

                                    CONTENTS
________________________________________________________________________________


                                                                           Pages
                                                                           -----

DEFINITIONS ...............................................................  1

LETTER FROM THE BOARD OF DIRECTORS ........................................  3

     Aircraft Purchase Agreement ..........................................  3

     General ..............................................................  4

APPENDIX - GENERAL INFORMATION ............................................  6

________________________________________________________________________________

                                  DEFINITIONS
________________________________________________________________________________

     In this circular, unless the context otherwise requires, the following expressions have the following meanings:

"AIRCRAFT PURCHASE AGREEMENT" means an agreement dated 23rd December, 2004 between the Company and Boeing Company in respect of the purchase by the Company of six Boeing 737-700 aircraft from Boeing Company;

"BOEING AIRCRAFT"             means the six Boeing 737-700 aircraft (with
                              engines) being acquired by the Company under the Aircraft Purchase Agreement;

"BOEING COMPANY"              means Boeing Company, a company based in Chicago,
                              the United States of America;

"COMPANY"                     means [CHINESE CHARACTERS] (China Eastern Airlines
                              Corporation Limited), a joint stock limited company incorporated in the People's Republic of China with limited liability, whose H shares, A shares and American depositary shares are listed on the Stock Exchange, the Shanghai Stock Exchange and the New York Stock Exchange, Inc., respectively;

"DIRECTORS"                   means the directors of the Company;

"GROUP"                       means the Company and its subsidiaries;

"HK$" means Hong Kong dollar, the lawful currency of Hong Kong;

"HONG KONG"                   means the Hong Kong Special Administrative Region
                              of the People's Republic of China;

"LATEST PRACTICABLE DATE"     means 7th January, 2005, being the latest
                              practicable date for ascertaining certain information referred to in this circular prior to the printing of this circular;

"LISTING RULES"               means the Rules Governing the Listing of
                              Securities on The Stock Exchange of Hong Kong
                              Limited;

"RMB" means Renminbi, the lawful currency of the People's Republic of China;

________________________________________________________________________________

                                  DEFINITIONS
________________________________________________________________________________


"SFO" means the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong); and

"STOCK EXCHANGE"              means The Stock Exchange of Hong Kong Limited.

________________________________________________________________________________

                       LETTER FROM THE BOARD OF DIRECTORS
________________________________________________________________________________


                    [CHINESE CHARACTERS]
                    CHINA EASTERN AIRLINES CORPORATION LIMITED
           (LOGO) (A joint stock limited company incorporated in the People's Republic of China with limited liability)

                                (Stock code: 670)

DIRECTORS:                                       LEGAL ADDRESS:
Li Fenghua (Chairman, Executive Director)        66 Airport Street
Ye Yigan (Non-executive Director)                Pudong International Airport
Cao Jianxiong (Non-executive Director)           Shanghai
Wan Mingwu (Vice President, Executive Director) The People's Republic of China Zhong Xiong (Non-executive Director)
Luo Zhuping (Executive Director)                 HEAD OFFICE:
                                                 2550 Hongqiao Road
INDEPENDENT NON-EXECUTIVE DIRECTORS:             Shanghai
Hu Honggao                                       The People's Republic of China
Peter Lok
Wu Baiwang                                       PLACE OF BUSINESS IN HONG KONG:
Zhou Ruijin                                      5th Floor, McDonald's Building
Xie Rong                                         48 Yee Wo Street
                                                 Hong Kong

                                                 HONG KONG SHARE REGISTRAR AND
                                                   TRANSFER OFFICE:
                                                 Hong Kong Registrars Limited
                                                 Rooms 1712-1716, 17th Floor
                                                 Hopewell Centre
                                                 183 Queen's Road East
                                                 Hong Kong

                                                 13th January, 2005

To the shareholders of the Company

Dear Sir or Madam,

                     PURCHASE OF SIX BOEING 737-700 AIRCRAFT
                            DISCLOSEABLE TRANSACTION

AIRCRAFT PURCHASE AGREEMENT

     As disclosed in the announcement issued by the Company dated 23rd December, 2004, the Company entered into the Aircraft Purchase Agreement with Boeing Company on 23rd December, 2004, pursuant to which the Company agreed to purchase from Boeing Company the Boeing Aircraft in accordance with the terms and conditions thereof.

________________________________________________________________________________

                       LETTER FROM THE BOARD OF DIRECTORS
________________________________________________________________________________


     The Aircraft Purchase Agreement constitutes a discloseable transaction of the Company under the Listing Rules as applied by the Stock Exchange. The purpose of this circular is to provide the shareholders of the Company with information in relation to the Aircraft Purchase Agreement and the transaction in compliance with the Listing Rules.

Boeing company

     Boeing Company, to the Directors' knowledge, is a company based in Chicago and is a leading aerospace company in the world.

     To the best of the Directors' knowledge, information and belief having made all reasonable enquiry, Boeing Company and its ultimate beneficial owner(s) are third parties independent of the Company and connected persons (as defined in the Listing Rules) of the Company, and are not connected persons of the Company.

Boeing aircraft

     Based on the information provided by Boeing Company, the total asset value of the Boeing Aircraft, as determined by reference to the market price of the aircraft, amounts in aggregate to approximately RMB2 billion (approximately HK$1.9 billion). The Company has not conducted any independent valuation on such aircraft.

Consideration and payment terms

     The aggregate consideration for the Boeing Aircraft, which was determined as a matter of commercial decision after arm's length negotiations, is approximately RMB2 billion (approximately HK$1.9 billion). The consideration is payable by cash in United States dollars in instalments, and is being funded by way of financing arrangements with financial institutions.

Delivery

     The Boeing Aircraft are to be delivered to the Company in stages from January to August 2006.

General

Reasons for entering into the transaction and benefits expected to accrue to the company

     The Company is principally engaged in the business of civil aviation. The brand-new Boeing Aircraft will be introduced to the Company's fleet, principally to cater for the increasing market demand in the foreseeable future. These aircraft are expected to replace certain existing aircraft of the Company, which, as is anticipated, will be able to provide more comfortable and high quality services to its passengers, enhancing its operating capability and strengthening its safety administration in the aviation industry, both domestic and international alike.

     The Directors believe that the terms of the Aircraft Purchase Agreement and all transactions contemplated thereunder are fair and reasonable and in the interests of the Company's shareholders as a whole.

Financial impact of the transaction on the group

     As mentioned above, the consideration for the Boeing Aircraft is being funded by way of financing arrangements with financial institutions, and the transaction may therefore increase the Group's short-term gearing ratio, but is not expected to impact materially on its business operations and financial performance. Save as described above, the transaction is not expected to result in any material impact on the earnings and assets and liabilities of the Company either.

Discloseable transaction

     The Aircraft Purchase Agreement constitutes a discloseable transaction of the Company under the Listing Rules as applied by the Stock Exchange.

Additional information

     Your attention is also drawn to the additional information set out in the appendix to this circular.

                                                Yours faithfully,
                                  For and on behalf of the board of Directors of
                                    CHINA EASTERN AIRLINES CORPORATION LIMITED
                                                    LI FENGHUA
                                                     Chairman

________________________________________________________________________________

APPENDIX                                                     GENERAL INFORMATION
________________________________________________________________________________

RESPONSIBILITY STATEMENT

     This circular includes particulars given in compliance with the Listing Rules for the purpose of giving information with regard to the Group. The Directors collectively and individually accept full responsibility for the accuracy of the information contained in this circular and confirm, having made all reasonable enquiries, that to the best of their knowledge and belief, there are no other facts not contained in this circular, the omission of which would make any statement herein misleading.

DISCLOSURE OF INTERESTS

Directors, supervisors, chief executives and senior management

     The interests of the Directors, supervisors, chief executives and senior management in the issued share capital of the Company as at the Latest Practicable Date were set out as follows:

                                                      NUMBER AND TYPE OF SHARES HELD AND NATURE OF INTEREST
                                               -------------------------------------------------------------------------
                                                                                                                CAPACITY
                                                                                                            IN WHICH THE
                                                                                                                A SHARES
     NAME           POSITION                         PERSONAL    FAMILY     CORPORATE              TOTAL       WERE HELD
     ----           --------                   --------------    ------     ---------     --------------    ------------
     Li Fenghua     Chairman,                               -         -             -                  0               -
                     Executive Director

     Ye Yigan       Non-executive Director                  -         -             -                  0               -

     Cao Jianxiong  Non-executive Director     2,800 A shares         -             -     2,800 A shares      Beneficial
                                                     (Note 1)                                   (Note 1)           owner

     Wan Mingwu     Vice President,                         -         -             -                  0               -
                     Executive Director

     Zhong Xiong    Non-executive Director     2,800 A shares         -             -     2,800 A shares      Beneficial
                                                     (Note 1)                                   (Note 1)           owner

     Luo Zhuping    Executive Director,        2,800 A shares         -             -     2,800 A shares      Beneficial
                     Company secretary               (Note 1)                                   (Note 1)           owner

     Hu Honggao     Independent non-executive               -         -             -                  0               -
                     Director

     Peter Lok      Independent non-executive               -         -             -                  0               -
                     Director

     Wu Baiwang     Independent non-executive               -         -             -                  0               -
                     Director

________________________________________________________________________________

APPENDIX                                                     GENERAL INFORMATION
________________________________________________________________________________


                                                            NUMBER AND TYPE OF SHARES HELD AND NATURE OF INTEREST
                                                  -------------------------------------------------------------------------
                                                                                                                   CAPACITY
                                                                                                               IN WHICH THE
                                                                                                                   A SHARES
     NAME              POSITION                         PERSONAL    FAMILY     CORPORATE              TOTAL       WERE HELD
     ----              --------                   --------------    ------     ---------     --------------    ------------

     Zhou Ruijin       Independent non-executive               -         -             -                  0               -
                        Director

     Xie Rong          Independent non-executive               -         -             -                  0               -
                        Director

     Li Wenxin         Chairman of the                         -         -             -                  0               -
                        Supervisory Committee

     Ba Shengji        Supervisor                 2,800 A shares         -             -     2,800 A shares      Beneficial
                                                        (Note 1)                                   (Note 1)           owner

     Yang Xingen       Supervisor                              -         -             -                  0               -

     Yang Jie          Supervisor                              -         -             -                  0               -

     Liu Jiashun       Supervisor                              -         -             -                  0               -

     Luo Chaogeng      President                               -         -             -                  0               -

     Wu Yulin          Vice President             2,800 A shares         -             -     2,800 A shares      Beneficial
                                                        (Note 1)                                   (Note 1)           owner

     Wu Jiuhong        Vice President                          -         -             -                  0               -

     Yang Xu           Vice President             1,000 A shares         -             -     1,000 A shares      Beneficial
                                                        (Note 2)                                   (Note 2)           owner

     Zhou Liguo        Vice President                          -         -             -                  0               -

     Zhang Jianzhong   Vice President                          -         -             -                  0               -

     Luo Weide         Chief Financial Officer                 -         -             -                  0               -

-----------------

     Note 1: representing approximately 0.000933% of the Company's total issued listed A shares, totalling 300,000,000 A shares, as at the Latest Practicable Date

     Note 2: representing approximately 0.000333% of the Company's total issued listed A shares, totalling 300,000,000 A shares, as at the Latest Practicable Date

     Save as disclosed above, as at the Latest Practicable Date, none of the Directors, the Company's supervisors, chief executives or members of senior management of the Company had any interest or short position in the shares, underlying shares and/or debentures (as the case may be) of the Company and/or any of its associated corporations (within the meaning of Part XV of the SFO) which was (i) required to be notified to the Company and the Stock Exchange pursuant to Divisions 7 and 8 of Part XV of the SFO (including any interest and short position which he/she was taken or deemed to have under such provisions of the SFO) or (ii) required to be entered in the register of interests required to be kept by the Company pursuant to section 352 of the SFO or (iii) otherwise required to be notified to the Company and the Stock Exchange pursuant to the Model Code for Securities Transactions by Directors of Listed Companies as set out in appendix 10 to the Listing Rules.

________________________________________________________________________________

APPENDIX                                                     GENERAL INFORMATION
________________________________________________________________________________

     Each of Li Fenghua, Ye Yigan, Cao Jianxiong, Zhong Xiong, Li Wenxin and Ba Shengji was as at the Latest Practicable Date a director or employee of China Eastern Air Holding Company, which, as disclosed below, was a company having, as at the Latest Practicable Date, an interest in the Company's shares required to be disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO.

Substantial shareholders

     Interests in the Company

     So far as is known to the Directors, as at the Latest Practicable Date, each of the following persons, other than a Director, supervisor, chief executive or member of the Company's senior management, had an interest and/or short position in the Company's shares or underlying shares (as the case may be) which would fall to be disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO:

                                                                              INTEREST
                                                                      AS AT THE LATEST
                                                                      PRACTICABLE DATE
                                                         APPROXIMATE       APPROXIMATE       APPROXIMATE
                                                       PERCENTAGE OF     PERCENTAGE OF     PERCENTAGE OF
                                                     SHAREHOLDING IN   SHAREHOLDING IN   SHAREHOLDING IN
                                                       THE COMPANY'S     THE COMPANY'S     THE COMPANY'S
     NAME OF          NATURE OF        NUMBER OF        TOTAL ISSUED      TOTAL ISSUED      TOTAL ISSUED         SHORT
     SHAREHOLDER      SHARES HELD     SHARES HELD      SHARE CAPITAL          A SHARES          H SHARES      POSITION
     -----------      ------------  -------------    ---------------  ----------------   ---------------     ---------
     China Eastern    A shares      3,000,000,000             61.64%            90.91%                 -             -
      Air Holding     (unlisted
      Company         State-owned
                      legal person
                      shares)

     HKSCC
      Nominees
      Limited (Note)  H shares      1,484,301,163             30.50%                -              94.73%   See Note 1

-----------------

     Note: Based on the information available to the Directors as at the Latest Practicable Date (including such information as was available on the website of the Stock Exchange) and so far as the Directors are aware and understand, as at the Latest Practicable
               Date:

________________________________________________________________________________

APPENDIX                                                     GENERAL INFORMATION
________________________________________________________________________________


     1. Among the 1,484,301,163 H shares held by HKSCC Nominees Limited, Morgan Stanley International Incorporated had an interest in an aggregate of 104,122,000 H shares of the Company (representing approximately 6.64% of its then total issued H shares). According to the information as disclosed in the website of the Stock Exchange and so far as the Directors are aware and understand, Morgan Stanley International Incorporated, which was (or its directors were) accustomed to act in accordance with the directions of Morgan Stanley, held its indirect interest in the Company as at the Latest Practicable Date in the manner as follows:

          (a) 89,874,000 H shares, representing approximately 5.736% of the Company's then total issued H shares, were held by Morgan Stanley Investment Management Company in the capacity of beneficial owner. Morgan Stanley Investment Management Company was ultimately 100% held by Morgan Stanley Asia Pacific (Holdings) Limited, which, in turn, was 90% held by Morgan Stanley International Incorporated;

          (b) 390,000 H shares, representing approximately 0.025% of the Company's then total issued H shares, were held by Morgan Stanley Asset & Investment Trust Management Co., Limited, which was 100% held by Morgan Stanley International Incorporated;

          (c) 262,000 H shares, representing approximately 0.017% of the Company's then total issued H shares, were held by Morgan Stanley & Co International Limited. Morgan Stanley & Co International Limited was ultimately 100% held by Morgan Stanley Group (Europe). Morgan Stanley Group (Europe) was approximately 98.30% held by Morgan Stanley International Limited, which, in turn, was 100% held by Morgan Stanley International Incorporated; and

          (d) 1,296,000 H shares, representing approximately 0.083% of the Company's then total issued H shares, were held by Morgan Stanley Capital (Luxembourg) S.A., which was approximately 93.75% held by Morgan Stanley International Incorporated.

          According to the information as disclosed in the website of the Stock Exchange and so far as the Directors are aware and understand, as at the Latest Practicable Date, Morgan Stanley International Incorporated also had a short position in 12,300,000 H shares of the Company (representing approximately 0.78% of its then total issued H shares).

     2. Among the 1,484,301,163 H shares held by HKSCC Nominees Limited, J.P. Morgan Chase & Co. had an interest in an aggregate of 92,424,700 H shares of the Company (representing approximately 5.90% of its then total issued H shares). Out of the 92,424,700 H shares, J.P. Morgan Chase & Co. had an interest in a lending pool comprising 2,098,000 H shares of the Company (representing approximately 0.13% of its then total issued H shares). According to the information as disclosed in the website of the Stock Exchange and so far as the Directors are aware and understand, J.P. Morgan Chase & Co. held its interest in the Company in the manner as follows:

          (a) 2,098,000 H shares in a lending pool, representing approximately 0.134% of the Company's then total issued H shares, were held by JPMorgan Chase Bank, N.A. in the capacity as custodian corporation/approved lending agent, which was 100% held by J.P. Morgan Chase & Co.;

          (b) 792,700 H shares, representing approximately 0.051% of the Company's then total issued H shares, were held in the capacity as beneficial owner by J.P. Morgan Whitefriars Inc., which was ultimately 100% held by J.P. Morgan Chase & Co.; and

          (c) 89,534,000 H shares, representing approximately 5.714% of the Company's then total issued H shares, were held in the capacity as investment manager by JF Asset Management Limited. JF Asset Management Limited was approximately 99.99% held by J.P. Morgan Fleming Asset Management (Asia) Inc., which, in turn, was ultimately 100% held by J.P. Morgan Chase & Co..

     Interests in other members of the Group

       So far as is known to the Directors, as at the Latest Practicable Date, each of the following persons, other than the Company or any of its directors, supervisors, chief executives and members

________________________________________________________________________________

APPENDIX                                                     GENERAL INFORMATION
________________________________________________________________________________

of the senior management, was directly or indirectly interested in 10% or more of the nominal value of any class of share capital carrying rights to vote in all circumstances at general meetings of the relevant member of the Group:

                                           NAME OF RELEVANT SUBSTANTIAL           APPROXIMATE PERCENTAGE
    SUBSIDIARY                             SHAREHOLDER                                   OF SHAREHOLDING
    ----------                             ----------------------------           ----------------------
    [CHINESE CHARACTERS]                   [CHINESE CHARACTERS]                                       30%
    (China Cargo Airlines                  (China Ocean Shipping (Group)
    Co., Ltd.)                             Company)

    [CHINESE CHARACTERS]                   [CHINESE CHARACTERS]                                       30%
    [CHINESE CHARACTERS] (Shanghai         (China Ocean Shipping (Group)
    Eastern Logistics Co. Ltd.)            Company)

    [CHINESE CHARACTERS]                   [CHINESE CHARACTERS]                                    25.41%
    [CHINESE CHARACTERS] (China Eastern    (Jiangsu Provincial Guoxin Asset
    Airlines Jiangsu Co., Ltd.)            Management Group Co., Ltd.)

    [CHINESE CHARACTERS]                   Aircraft Engineering Investment Ltd.                       40%
    [CHINESE CHARACTERS] (Shanghai
    Eastern Aircraft
    Maintenance Co., Ltd.)

    [CHINESE CHARACTERS]                    [CHINESE CHARACTERS]                                      45%
    [CHINESE CHARACTERS] (Eastern Airlines  (Shantou Aviation Equipment
    (Shantou) Economic                      Group Company)
    Development Co., Ltd.)

    [CHINESE CHARACTERS]                    [CHINESE CHARACTERS]                                      49%
    (Shanghai Technology                    (Singapore Technology Aerospace
    Aerospace Company                       Limited)
    Limited)

     Save as disclosed above and so far as is known to the Directors, as at the Latest Practicable Date, no other person (other than the Directors, the Company's supervisors, chief executives or members of senior management of the Company) had an interest or short position in the Company's shares or underlying shares (as the case may be) which would fall to be disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO, or was directly or indirectly interested in 10% or more of the nominal value of any class of share capital carrying rights to vote in all circumstances at general meetings of any other member of the Group.

________________________________________________________________________________

APPENDIX                                                     GENERAL INFORMATION
________________________________________________________________________________

MISCELLANEOUS

Company's officers

     Mr. Luo Zhuping, who is a holder of a Master's degree in global economics, has been the secretary of the Company since the listing of the Company's H shares on the Stock Exchange in 1997.

     The Company has not appointed a qualified accountant pursuant to Rule 3.24 of the Listing Rules. The Company proposes to engage Mr. Luo Weide (the Company's Chief Financial Officer and a senior accountant recognised in the People's Republic of China) also as its qualified accountant pursuant to Rule
3.24 of the Listing Rules, and has applied to the Stock Exchange for a waiver from strict compliance with the requirements under that rule in relation to Mr. Luo Weide being appointed as the Company's qualified accountant.

Service contracts

     As at the Latest Practicable Date, none of the Directors or proposed directors of the Company had any existing or proposed service contract with any member of the Group (excluding contracts expiring or terminable by the employer within a year without payment of any compensation (other than statutory compensation)).

Competing interests

     Save as disclosed, as at the Latest Practicable Date, none of the Directors or, so far as is known to them, any of their respective associates (as defined in the Listing Rules) was interested in any business (apart from the Group's business) which competes or is likely to compete either directly or indirectly with the Group's business (as would be required to be disclosed under Rule 8.10 of the Listing Rules if each of them were a controlling shareholder).

Litigation

     As at the Latest Practicable Date, the Directors were not aware of any litigation or claim of material importance pending or threatened against any member of the Group.